Exhibit 10.1


   Summary of Compensation for Non-Management Directors of KeySpan Corporation
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The  non-employee  directors will receive the following  compensation  effective
August 1, 2005:

               -    $43,500 annual retainer;

               -    $2,000 committee meeting fee;

               - $5,000 committee chairman retainer for the Compensation and Management Development Committee and Corporate Governance and Nominating Committee;

               -    $10,000 committee chairman retainer for the Audit Committee;

               - $64,000 in common stock equivalents granted pursuant to the Directors' Deferred Compensation Plan.

Employee directors continue to receive no additional compensation for their service on the Board of Directors or its committees.